Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), made as of the 20th day of April, 2022, is by and between FIRST INTERNET BANK OF INDIANA (the “Bank”), FIRST INTERNET BANCORP (“FIB”), and DAVID B. BECKER (the “Executive”).

WHEREAS, the Executive and Bank are parties to an Amended and Restated Employment Agreement (the “Agreement”) that was effective on the 1st day of March, 2013;

WHEREAS, effective June 30, 2021, Executive, with the approval of the Board of Directors, resigned as the President of FIB and the Bank, and continued his employment with FIB and the Bank as the Chairman of the Board and the Chief Executive Officer of FIB and the Bank;

WHEREAS, the parties intend that Executive will be and remain employed as Chairman of the Board and Chief Executive Officer of both FIB and the Bank; and

WHEREAS, FIB, the Bank and Executive wish to amend the Agreement to reflect the change in Executive’s titles with FIB and the Bank and to reflect the new address of FIB and the Bank.

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as follows:

PART I. AMENDATORY PROVISIONS

All capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed in the Agreement.

1. Section 2 of the Agreement is hereby amended by substituting the following in lieu of the like existing provision:

Employment.

Subject to the provisions of Section 7, the Bank and FIB shall continue to employ the Executive and the Executive shall remain in their employ during the Employment Term. During the Employment Term, the Executive shall be employed as Chairman and Chief Executive Officer of Bank and of FIB. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person having the titles assigned to Executive pursuant to this Agreement.

During the Employment Term, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonably necessary and sufficient attention and time to the business and affairs of the Bank and FIB to discharge the responsibilities of Chairman and Chief Executive Officer. Notwithstanding the foregoing, the Executive may (1) serve on corporate, civil or charitable boards or committees; (2) manage personal investments and other businesses so long as such businesses are not a Competing Enterprise; (3) deliver lectures, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement; and (4) pursue professional education at the Bank's or FIB's expense.

4. Section 15 of the Agreement is hereby amended by substituting the following in lieu of the like existing provision:

Exhibit 10.1
Notice.

For purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when (i) personally delivered; (ii) (A) two (2) business days after the date of mailing if sent by certified mail, return receipt requested, postage prepaid or (B) one (1) day after delivery to the courier if sent by overnight courier with proof of delivery; addressed to the respective address listed below or the respective address last given by each party to the other if different than that listed below, provided that all notices to the Bank or FIB shall be directed to the attention of the Secretary of the Boards with a copy to the Secretary of the Bank or FIB, as the case may be.

If to the Executive:

David B. Becker
[home address on file with the Bank]

If to First Internet Bank of Indiana or First Internet Bancorp:

First Internet Bank of Indiana
8701 E. 116th Street
Fishers, IN 46038
Attention: President

PART II. CONTINUING EFFECT

All other terms, conditions, representations, warranties and covenants contained in the Agreement shall remain unchanged and shall continue in full force and effect. Except as expressly herein provided, the Agreement and this Amendment shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Amendment shall control.

This Amendment may be signed in multiple counterparts, each of which (including a facsimile thereof) will be deemed an original, but all of which will constitute one and the same instrument.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the Bank, FIB, and the Executive have caused this Amendment to be executed effective as of the date first above written.

“BANK”
First Internet Bank of Indiana

By:
Jerry Williams
Chairman, Compensation Committee

“FIB”
First Internet Bancorp

By:
Jerry Williams
Chairman, Compensation Committee

“EXECUTIVE”

David B. Becker